UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 27, 2015
Date of Report (Date of earliest event reported)
 _____________________________________________
FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2015 Anthony L. Trunzo accepted an offer to serve as FEI Company’s (“FEI” or the “Company”) Executive Vice President and Chief Financial Officer beginning in April 2015. Mr. Trunzo will succeed Raymond A. Link, who is retiring from the role after having served as Executive Vice President and Chief Financial Officer since July 2005, and as interim Chief Executive Office and CFO from April 2006 to August 2006. Mr. Link plans to remain with the Company to assist with transitioning his role to Mr. Trunzo.
Since 2010, Mr. Trunzo has been Senior Vice President, Finance and Chief Financial Officer of FLIR Systems, Inc., which provides advanced thermal imaging and threat detection systems to industry, science, law enforcement and the military for a wide variety of imaging, thermography and security applications. Mr. Trunzo joined FLIR in August 2003 as Senior Vice President, Corporate Strategy and Development. Prior to joining FLIR, he was managing director in the Investment Banking Group at Banc of America Securities, LLC. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America, an MBA with a concentration in finance from the University of Pittsburgh, and is an alumnus of the Harvard Business School Advanced Management Program.

There are no arrangements or understandings between Mr. Trunzo and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Trunzo and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The key terms of Mr. Trunzo’s employment are set out in the offer letter to Mr. Trunzo, which is attached as Exhibit 10.1 (the “Offer Letter”) and are summarized below.
Mr. Trunzo will be paid an initial annual base salary of $487,000 and will also be eligible to participate in FEI Company’s Management Bonus Plan, with a target bonus of 80% of his base salary. For 2015, Mr. Trunzo will participate in the plan pro-rata based on his period of service.
As described in the Offer Letter, Mr. Trunzo will be recommended for an initial equity grant in the amount of $2,600,000 (the “Initial Equity Grant”) effective in May 2015, subject to approval by the Company’s Board of Directors. The Initial Equity Grant will consist of options for shares of Common Stock of the Company from our 1995 Stock Incentive Plan (the “Plan”) with a target value of $1.3 million and Restricted Stock Units (“RSUs”) granted under the Plan with a target value of $1.3 million. The options and RSUs will vest in equal annual installments over four years and the options will carry a term of seven years.
The Offer Letter also provides that Mr. Trunzo will be recommended for an annual equity grant in the amount of $1,250,000 (the “Annual Equity Grant”) effective in May 2015, subject to approval by the Company’s Board of Directors. The Annual Equity Grant will consist of options and RSUs granted under the Plan, in each case with a target value of $625,000. The options and RSUs will vest in equal annual installments over four years and the options will carry a term of seven years.
Under the terms of an Executive Change of Control and Severance Agreement with the Company. the form of which is attached as Exhibit 10.2 (“Change of Control Agreement”), Mr. Trunzo would also receive certain severance and change of control benefits, including cash and equity award acceleration. The severance benefits potentially include the payment of up to two years’ salary and 200% of target bonus and his change of control benefits potentially include the payment of up to two years’ salary, 200% of target bonus, the accelerated vesting of his equity grants and certain other benefits.
The foregoing descriptions of the Offer Letter and the Change of Control Agreement are qualified in their entirety by reference to the full text of the Offer Letter and the Change of Control Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.
Also, we intend to enter into our standard form of indemnification agreement with Mr. Trunzo on substantially the same terms as those entered into with our other executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated February 25, 2015
10.2	Form of Executive Change of Control and Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, General Counsel and Secretary
Date: March 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter dated February 25, 2015
10.2	Form of Executive Change of Control and Severance Agreement